EXHIBIT 21

Washington Group International, Inc. Subsidiaries

Company Name	Jurisdiction
21st Century Rail Corporation	Delaware
Albany Cogeneration Associates L.P.	Delaware
Badger Energy, Inc.	Delaware
Badger Middle East, Inc.	Delaware
Badger-SMAS Ltd.	Saudi Arabia
Broadway Insurance Company, Ltd.	Bermuda
Cascadia Monorail Company LLC	Delaware
Catalytic Servicios, C.A.	Venezuela
Constructora MK de Mexico, S.A. de C.V.	Mexico
Dulles Transit Partners, LLC	Virginia
Ebasco International Corporation	Delaware
Energy Overseas International, Inc.	Delaware
Harbert-Yeargin Inc.	Delaware
Mibrag B.V	Netherlands
Middle East Holdings Limited	Colorado
Mitteldeutsche Braunkohlengesellschaft mbH	Germany
MK Aviation Services, Inc.	Nevada
MK Engineers and Contractors, S.A. de C.V	Mexico
MK-Ferguson Engineering Company	Michigan
MK Nevada LLC	Nevada
MKF Facilities Management Ltd.	Ireland
MKK Leasing General Partnership	Nevada
Morrison Knudsen Engenharia, S.A.	Brazil
Morrison Knudsen Fort Knox Project Limited, LLC	Ohio
Morrison Knudsen Leasing Corporation	Nevada
Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt
Morrison Knudsen Peru Sociedad de Responsabilidad Limitada	Peru

Company Name	Jurisdiction
Morrison Knudsen Peru Services S.A.	Peru
Morrison Knudsen Venezuela S.A.	Venezuela
National Projects, Inc.	Nevada
Parkway Group LLC	Georgia
Platte River Constructors Ltd.	Colorado
Pomeroy Corporation	California
PT Morrison Knudsen Indonesia	Indonesia
Raytheon-Ebasco Overseas Ltd.	Delaware.
Raytheon Engineers & Constructors Germany GmbH	Germany
Raytheon Engineers & Constructors Italy SRL	Italy
Raytheon Engineers & Constructors Mauritius Ltd.	Mauritius
Rocky Mountain Remediation Services LLC	Colorado
Rust Constructors Inc.	Delaware
Rust Constructors Puerto Rico, Inc.	Nevada
SBG-Rust	Saudi Arabia
Shanghai Ebasco - ECEPDI Engineering Corporation	Rep. of China
The Steam Generating Team LLC	Ohio
United Engineers Far East, Ltd.	Delaware
United Engineers International, Inc.	Pennsylvania
United Mid-East, Inc.	Delaware
UME/SMAS LTD.	Saudi Arabia
WGCI, Inc.	Delaware
WGI Asia, Inc.	Delaware
WGI Asia Pacific Pte. Ltd.	Singapore
WGI Industrial Services, Ltd.	Ohio
WGI Middle East Inc.	Nevada
WGI Netherlands B.V.	Netherlands
Washington Architects, LLC	Delaware
Washington-Catalytic, Inc.	Delaware
Washington Closure LLC	Delaware

Company Name	Jurisdiction
Washington Closure Company LLC	Washington
Washington Construction Corporation	Montana
Washington Demilitarization Company	Delaware
Washington E & C Limited	England & Wales
Washington E & C Romania S.R.L.	Romania
Washington Earth Tech Disposal Cell (WEDC) LLC	Tennessee
Washington Electrical, Inc.	Nevada
Washington Engineering Quality Services Corporation	Delaware
Washington Engineers PSC	Puerto Rico
Washington FM Holdings Limited	England & Wales
Washington-Framatome ANP DE&S Decontamination & Decommissioning, LLC	New Mexico
Washington Group Argentina, Inc.	Nevada
Washington Group Bolivia S.R.L.	Bolivia
Washington Group BWXT Operating Services, LLC	Delaware
Washington Group Deutschland GmbH	Germany
Washington Group Engineering Consulting (Shanghai) Company Ltd.	China
Washington Group Industrial GmbH	Germany
Washington Group International do Brasil Ltda.	Brazil
Washington Group International Hungary Kft	Hungary
Washington Group International, Inc.	Ohio
Washington Group International Trading (Shanghai) Co. Ltd.	China
Washington Group Ireland Ltd.	Delaware
Washington Group Latin America, Inc.	Delaware
Washington Group (Malaysia) Sdn Bhd	Malaysia
Washington Group Northern Ltd.	Canada
Washington Group Polska Sp.zo.o.	Poland
Washington Group Romania S.R.L.	Romania
Washington Infrastructure Corporation	New York
Washington Infrastructure Services, Inc.	Colorado

Company Name	Jurisdiction
Washington International B.V.	Netherlands
Washington International Holding Limited	England & Wales
Washington International, Inc.	Nevada corp.
Washington International, LLC	Delaware
Washington Senggara Sdn Bhd	Malaysia
Washington Zander Global Services GmbH	Germany
Washington Midwest LLC	Ohio
Washington Ohio Services, LLC	Nevada
Washington Quality Inspection Company	Delaware
Washington Quality Programs Company	Delaware
Washington Services (Thailand) Ltd.	Thailand
Washington/SNC-Lavalin LLC	Delaware
Washington Transportation Partners Limited Liability Company	Washington
Westinghouse Government Services Company LLC	Delaware
Westinghouse Government Environmental Services Company LLC	Delaware
Safe Sites of Colorado LLC	Delaware
THOR Treatment Technologies, LLC	Delaware
Washington TRU Solutions LLC	New Mexico
West Valley Nuclear Services Company LLC	Delaware
Westinghouse Savannah River Company LLC	Delaware
Washington Safety Management Solutions LLC	Delaware
WSMS Mid-America LLC	Delaware
WSMS-MK LLC	Tennessee
Wisconsin Power Constructors, LLC	Wisconsin
W.Z.S Limited	England & Wales
Yampa Mining Co.	Nevada

*Owned by Puerto Rico-licensed engineer employee for the benefit of Washington Group International.